UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 12, 2006
                                                        -----------------

                                   Culp, Inc.
                                   ----------
             (Exact Name of Registrant as Specified in its Charter)


        North Carolina              0-12781                56-1001967
------------------------------   --------------   ------------------------------
 (State or Other Jurisdiction     (Commission           (I.R.S. Employer
       of Incorporation)          File Number)         Identification No.)

                              101 South Main Street
                        High Point, North Carolina 27260
              ----------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (336) 889-5161
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
   --------------------------------------------------------------------------
              (Former name or address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ]   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

     [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))


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                           Forward-Looking Statements

This report contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives, and include but are not limited to statements about expectations for the company's future operations, production levels, sales, expenses, profit margins, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the Company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the Company adversely. Changes in consumer tastes or preferences toward products not produced by the Company could erode demand for the Company's products. In addition, strengthening of the U.S. dollar against other currencies could make the Company's products less competitive on the basis of price in markets outside the United States. Also, economic and political instability in international areas could affect the Company's operations or sources of goods in those areas, as well as demand for the Company's products in international markets. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission, including the "Risk Factors" section of the Company's most recent annual report on Form 10-K.

Item 2.05    Costs Associated with Exit or Disposal Activities.

On December 14, 2006, the Company announced changes to its U.S. upholstery manufacturing strategy, including the consolidation of its U.S. upholstery facilities and the closing of two manufacturing plants, which will involve exit and disposal charges to be incurred by the Company. The news release announcing these matters is attached hereto as Exhibit 99(a). The Company's board of directors determined to take the actions described in Exhibit 99(a) at a meeting on December 12, 2006, for the reasons explained in the news release. As described in the release, the actions being taken are expected to result in total pre-tax charges of approximately $7.3 million, of which $5.4 million is expected to be non-cash items and $1.9 million is expected to result in cash expenditures. The Company anticipates the charges to be made up of approximately $766,000 in termination benefits, approximately $2.3 million in inventory write-downs, and $4.2 million of estimated costs associated with fixed asset write-downs, accelerated depreciation and other costs related to dismantling, disposal and moving equipment and related assets. The charges are expected to be incurred in the Company's third and fourth quarters of fiscal 2007, with some possible carryover to fiscal 2008. The plant consolidation and closings are expected to be completed by the end of April 2007.


Item 9.01.   Financial Statements and Exhibits.

      (c)    The following exhibits are filed as part of this report:

             99.1 -  News Release dated December 14, 2006.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2006

                                       Culp, Inc.

                                       By: /s/ Kenneth R. Bowling
                                           ----------------------
                                               Kenneth R. Bowling
                                               Vice President-Finance, Treasurer


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                                  EXHIBIT INDEX

Exhibit Number             Exhibit
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     99.1                  News Release dated December 14, 2006